July 8, 2025 VIA E-MAIL Mark Mesler Re: Terms of Transition Dear Mark: This letter confirms the agreement (“Agreement”) between you and Archer Aviation Inc. (the “Company”) concerning the terms of your transition from your role as its Chief Financial Officer. Defined terms used herein but not otherwise defined shall have the same meaning as set forth in either the offer letter agreement that you entered into with the Company dated January 16, 2022 or the Change In Control & Severance Agreement that you entered into with the Company, dated April 26, 2022 (the “Employment Agreements”). 1. Transition. Your last day of employment with the Company was July 7, 2025 (the “Last Date of Employment”). 2. Benefits: In exchange for your agreement to the general release and waiver of claims set forth below and your other promises herein, the Company agrees to provide you with the following transition benefits to be paid, and/or effective, as set forth below: (a) $437,500, which is equal to nine (9) months of your current base salary and (3) months of your current cash bonus, within thirty (30) days of the Effective Date; (b) 308,830 of your Unvested RSUs shall accelerate and become fully vested on the first business day following the Effective Date; and (c) promptly reimburse up to (2) months of your COBRA premiums following your submission of proper documentation evidencing your payment thereof. By signing below, you acknowledge that you are receiving these benefits in exchange for waiving your rights to claims referred to in this Agreement, and that the benefits fully satisfy all severance and other separation benefit obligations (including, without limitation, accelerated vesting) for which you are or could be eligible pursuant to the Employment Agreements or otherwise. Before taking out any withholding for taxes for any payments described herein, or reporting to the relevant tax authorities, the Company will notify you of the amounts it intends to withhold, and provide you with a reasonable opportunity to provide prompt input on the Company’s calculations; provided, however, that the final determination shall be within the Company’s sole discretion after good faith consideration of your input. 3. Resignation from Positions. Effective as of your Last Date of Employment, you agree and acknowledge that you have resigned from all officer positions with the Company as well as any

Mark Mesler Page 2 officer, manager and/or board positions with the Company’s subsidiaries, without the need of acceptance or any further action by the Company. 4. Mutual, General Release and Waiver of Claims: a. The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and equity awards in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your no longer being employed by the Company. To the fullest extent permitted by law, with respect to any and all claims, liabilities, and obligations that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, affiliates of shareholders, owners of shareholders, successors and assigns, in all cases whether current or former, (collectively “Releasees”), whether known or not known, including without limitation, claims of any kind under the Employment Agreements, any and all equity agreements between you and the Company, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act. b. To the fullest extent permitted by law, with respect to any and all claims, liabilities and obligations that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date the Company signs this Agreement, the Company hereby releases and waives any claims it may have against You and your affiliates, including, without limitation, in connection with your employment at and service as an officer and director of the Company. c. By signing below, you and the Company expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” d. You and the Company do not intend to release, and do not release: (i) claims that may not be released as a matter of law; (ii) claims for indemnification under your

Mark Mesler Page 3 Indemnity Agreement with the Company and/or indemnification rights under the Company’s Bylaws or other agreements. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below. 5. Protected Rights. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies. 6. Public Statements. The Company agrees that all public Company communications regarding your transition from the Company shall be mutually agreed by the parties in advance. Nothing in this section shall prohibit either party from providing truthful information in response to a subpoena or other legal process. 7. Arbitration. Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Santa Clara County, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury. 8. No Admission of Liability: This Agreement is not and shall not be construed or contended by either party as an admission or evidence of any wrongdoing or liability on the part of that party, the Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect. 9. Complete and Voluntary Agreement: This Agreement, together with the Employment Agreement, the Confidentiality Agreement, and any agreements that you entered into with the Company concerning your equity interests in the Company (as modified in this Agreement, as applicable) or Board membership, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express

Mark Mesler Page 4 or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion. 10. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims. 11. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original. 12. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California. 13. Review of Agreement; Expiration of Offer: You understand that you may take up to twenty-one (21) days to consider this Agreement (the “Consideration Period”). The offer set forth in this Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Agreement. You also understand you may revoke this Agreement within seven (7) days of signing this document and that the separation compensation to be provided to you pursuant to Section 3 will be provided only after the expiration of that seven (7) day revocation period. 14. Effective Date: This Agreement is effective on the date of last signature by the parties (the “Effective Date”). If you agree to abide by the terms outlined in this letter, please sign this letter below and return it to me. I wish you the best in your future endeavors. [Remainder of Page Intentionally Left Blank; Signature Page Follows]

Mark Mesler Page 5 Sincerely, ARCHER AVIATION INC. By: /s/ Eric Lentell______________________ READ, UNDERSTOOD AND AGREED /s/Mark Mesler______________________ Date: __July 8, 2025__ Mark Mesler